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                                                                      EXHIBIT 21


                                   EXHIBIT 21

                       LIST OF SUBSIDIARIES OF REGISTRANT
             (MAJORITY OR WHOLLY OWNED UNLESS OTHERWISE INDICATED)


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Name of Subsidiary                                        State of Incorporation
------------------                                        ----------------------

CogenAmerica Newark Inc.                                  Delaware
CogenAmerica Parlin Inc.                                  Delaware
O'Brien (Philadelphia) Cogeneration, Inc.                 Delaware
NRG Generating Ltd.                                       United Kingdom
PoweRent*                                                 United Kingdom
Puma Manufacturing Ltd.                                   United Kingdom
Puma Export Finance Ltd.                                  United Kingdom
Puma Freight Forwarding Ltd.                              United Kingdom
Puma Far East Ltd.                                        United Kingdom
Enercol Energy Systems, Ltd.                              United Kingdom
O'Brien Energy Europe                                     United Kingdom
Philadelphia Biogas Supply, Inc.                          Delaware
CogenAmerica Parlin Supply Corporation                    Delaware
CogenAmerica Newark Supply Corporation                    Delaware
Grays Ferry Cogeneration Partnership*                     Pennsylvania
CogenAmerica Schuylkill Inc.                              Delaware
Grays Ferry Services Partnership                          Pennsylvania
CogenAmerica Funding Inc.                                 Delaware
CogenAmerica Morris, Inc.                                 Delaware
CogenAmerica Morris LLC                                   Delaware
CogenAmerica Asia, Inc.                                   Delaware
Power Service Company                                     Delaware
O'Brien Fuels, Inc.                                       Delaware
SDN Power, Inc.                                           Delaware
CogenAmerica Pryor Inc.                                   Delaware
Oklahoma Loan Acquisition Corporation                     Delaware

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* The Company owns 50% or less of the equity interest in these subsidiaries.



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